UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2004

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics:

On May 3, 2004 the Board of Directors of Jacobs Engineering Group Inc. (the “Registrant”) approved the amendment and restatement of the Registrant’s Corporate Policy Concerning Business Conduct – USA. The amendments are intended, among other things, to clearly state the Registrant’s view of ethical behavior, simplify and clarify the document as a whole, explain the restrictions on corporate political and charitable contributions, expand the reporting of irregularities, address ethical behavior in all facets of public sector procurement, tighten the process for making representations and certifications, and conform the Code to the requirements of the Sarbanes-Oxley Act of 2002.

A copy of the Code is filed as Exhibit 99.1 to this Form 8-K. A complete version of the Code as revised is posted on the Registrant’s website at http://www.Jacobs.com/CorporateGovernance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ John W. Prosser, Jr.

Name:	John W. Prosser, Jr.
Title:	Senior Vice President Finance and Administration

Date: May 3, 2004

Exhibit Index

99.1	Corporate Policy Concerning Business Conduct, Integrity and Ethics – U.S.A.